Exhibit 99.2
1 Confidential & Proprietary to Owens & Minor, Inc. First Quarter 2025 Supplemental Earnings Slides May 8, 2025

2 Confidential & Proprietary to Owens & Minor, Inc. Safe Harbor This presentation is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC’s Fair Disclosure Regulation. This presentation contains certain “forward-looking” statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this presentation regarding our future prospects and performance, including our expectations with respect to our financial performance, our 2025 financial results, Owens & Minor’s ability to successfully complete the sale of the P&HS business in any specific transaction on favorable terms or at all, the risk that the proposed acquisition of Rotech will not be consummated in a timely manner or at all, our cost-saving initiatives, future indebtedness and growth, industry trends, as well as statements related to our expectations regarding the performance of our business, including our ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, including the section captioned “Item 1A. Risk Factors,” as applicable, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. This presentation contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.’s (the Company) core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation. Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.

3 Confidential & Proprietary to Owens & Minor, Inc. 2025 Company Outlook & Modeling Assumptions Modeling Assumptions 2025 Outlook Revenue $10.85 - $11.15 billion Gross Margin 20.75% - 21.25% Interest Expense $138 - $142 million Gross Capital Expenditures $250 - $270 million Net Capital Expenditures $180 - $205 million Adj. Effective Tax Rate 29.0% - 30.0% Diluted Wtd. Avg. Shares Outstanding ~80 million Adjusted EBITDA $560 - $590 million Adjusted EPS $1.60 – $1.85 Commodity Prices Stable Foreign Currency Rates As of 12/31/2024 1. The Company’s outlook for 2025 excludes any possible impacts from the Rotech acquisition, the potential sale of the Products & Healthcare Services segment, future share repurchase activity and the potential positive or negative impact from any policy shifts, including additional tariffs and retaliatory actions taken in response to such tariffs. Company outlook and modelling assumptions are assumptions used for 2025 adjusted EPS guidance, and the Company undertakes no obligation to update such assumptions 2025, the date of this presentation (May 8, 2025). Please see Form 8-K filed by Owens & Minor, Inc. with the SEC on or around May 8, 2025, for additional financial information. 2. Although the Company does provide guidance for adjusted EBITDA and adjusted EPS (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to, restructuring and acquisition charges, which could have a significant and unpredictable impact on our GAAP results. As a result, no GAAP guidance or reconciliation of the Company’s adjusted EBITDA guidance or adjusted EPS guidance is provided. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).